UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
The 2010 annual meeting of the stockholders of First Trinity Financial Corporation was held May 19, 2010 at 1:00 p.m. There were present at said Meeting, in person or by proxy, persons entitled to cast 2,938,254 votes. The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:
Proposal No. 1 To elect eleven directors to hold office for a term of one year each or until their successors are duly elected and qualified.
The following individuals were elected and the number of votes cast was as follows:

		Withhold	For All	Net
Director	Total	All	Except	Total
Gregg E. Zahn	2,938,254	22,800	100,200	2,815,254
Scott J. Engebritson	2,938,254	22,800	200	2,915,254
William S. Lay	2,938,254	22,800		2,915,454
H. Bryan Chrisman	2,938,254	22,800		2,915,454
Bill H. Hill	2,938,254	22,800	200	2,915,254
Charles Wayne Owens	2,938,254	22,800		2,915,454
George E. Peintner	2,938,254	22,800		2,915,454
John R. Perkins	2,938,254	22,800		2,915,454
Shannon Young	2,938,254	22,800	300	2,915,154
G. Wayne Pettigrew	2,938,254	22,800		2,915,454
Gary L Sherrer	2,938,254	22,800		2,915,454
Proposal No. 2 To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for 2010.
The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The votes were cast as follows:

Total Votes	Votes Against	Votes Abstained	Net Votes For
2,938,254	29,400	8,900	2,899,954

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation
Date: May 24, 2010	By:	/s/ Gregg Zahn
Gregg Zahn
President and Chief Executive Officer

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